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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 8, 1999, accompanying the consolidated financial statements of Data Systems Network Corporation for the year ended December 31, 1998. These financial statements and our report thereon are included in the Form 8-K filed by Alydaar Software Corporation on or about April 7, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Alydaar Software Corporation on Form S-8 (File No. 333-56919 and File No. 333-50825) and on Form S-3 (File No. 333-75685 and
File No. 333-75689).

/s/ GRANT THORNTON LLP

Southfield, Michigan
April 7, 1999